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                                                                       EXHIBIT 5

                   Opinion of Brobeck, Phleger & Harrison LLP


                                 June 18, 1998



DepoTech Corporation
10450 Science Center Drive
San Diego, CA  92121


         Re: DepoTech Corporation Registration Statement on Form S-8 for 695,000 Shares of Common Stock and Related Stock Options

Ladies and Gentlemen:

         We have acted as counsel to DepoTech Corporation, a California corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an additional 695,000 shares of common stock (the "Shares") and related stock options for issuance under the Company's 1995 Stock Option/Stock Issuance Plan (the "Option Plan") and the 1995 Employee Stock Purchase Plan (the "Purchase Plan").

         This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

         We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and amendment of the Plan. Based on such review, we are of the opinion that if, as and when the Shares are issued and sold (and the consideration thereof received) pursuant to (a) the provisions of option agreements duly authorized under the Plan and in accordance with the Registration Statement or (b) duly authorized direct stock issuance in accordance with the Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.


         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you or facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.

                                      Very truly yours,



                                      /s/ BROBECK, PHLEGER & HARRISON LLP
                                      -----------------------------------
                                      BROBECK, PHLEGER & HARRISON LLP